Exhibit 10.1
EXECUTION VERSION
PLEDGE AND SECURITY AGREEMENT
by and between
HOLLY LOGISTICS LIMITED LLC
and
PLAINS MARKETING, L.P.
December 29, 2010

TABLE OF CONTENTS

1.	Definitions		1
2.	Pledge of Collateral		5
3.	Representations and Warranties of Pledgor		8
4.	Covenants of Pledgor		10
	4.1.	Collateral	10
	4.2.	Voting Rights	11
	4.3.	Perfected Security Interest	11
	4.4.	Proceeds of Collateral	12
	4.5.	Financing Statements; Certificates	12
	4.6.	No Liability	12
	4.7.	Limited Partnership Agreement	12
	4.8.	Transfer of Pledged Units	12
	4.9.	Recordation of Transfer of Pledged Units	13
5.	Power of Attorney		13
6.	Third Party Waivers		13
	6.1.	Rights of Secured Party	13
	6.2.	Absolute Obligations	14
	6.3.	Pledgor's Waivers	15
	6.4.	Waiver of Subrogation and Other Rights	16
7.	Closing Documents		17
8.	Miscellaneous		17
	8.1.	Notices	17
	8.2.	Entire Agreement	18
	8.3.	Reimbursement; Indemnification; Waiver of Consequential and Punitive Damages	18
	8.4.	Transfer and Assignment	19
	8.5.	Release	20
	8.6.	Release of Collateral upon Delivery of Replacement Letters of Credit	20
	8.7.	No Waiver	21
	8.8.	Amendments	21
	8.9.	Severability	21
	8.10.	Relationship of Parties	21
	8.11.	Remedies Not Exclusive	21
	8.12.	Governing Law; Venue	21
	8.13.	No Third Party Beneficiaries	22
	8.14.	Specific Performance	22
	8.15.	Waiver of Jury Trial	22
	8.16.	Counterparts	22

PLEDGE AND SECURITY AGREEMENT
          THIS PLEDGE AND SECURITY AGREEMENT (as the same may be amended, restated, supplemented, or otherwise modified from time to time, this “Pledge Agreement”) is entered into as of the 29th day of December, 2010 (the “Effective Date”), by and between HOLLY LOGISTICS LIMITED LLC, a Delaware limited liability company (together with its successors and/or assigns, the “Pledgor”), and PLAINS MARKETING, L.P., a Texas limited partnership (together with its successors and/or assigns, the “Secured Party”).
R E C I T A L S
          A. Concurrently herewith, Holly Refining & Marketing Company, a Delaware corporation (“Buyer”) and Secured Party have entered into that certain Crude Oil Supply Agreement, dated as of December 29, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Crude Supply Agreement”).
          B. Buyer has requested that Secured Party extend credit to Buyer in connection with certain purchases to be made by Buyer pursuant to the Crude Supply Agreement, and as a condition thereof (and to Secured Party’s agreement to extend credit to Buyer thereunder), Pledgor has agreed to grant a security interest in the Collateral (defined below) to Secured Party as collateral security for the Secured Obligations (defined below).
          C. Pledgor and Buyer are each wholly owned by Holly Corporation, a Delaware corporation (“Holly”), or its subsidiaries.
          D. Buyer and Pledgor are engaged in related businesses, and Pledgor derives substantial benefit from the extensions of credit by Secured Party to Buyer under the Crude Supply Agreement.
          E. NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:
AGREEMENT
          1. Definitions. Capitalized terms not otherwise defined herein shall have the following respective meanings:
                    (a) “Affiliate” means, as to the Person specified, any Person controlling, controlled by or under common control with such specified Person. The concept of control, controlling or controlled as used in the aforesaid context means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise. No Person shall be deemed an Affiliate of any Person by reason of the exercise or existence of rights, interests or remedies under this Pledge Agreement.
                    (b) “Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is authorized or required by law to be closed.
                    (c) “Buyer” has the meaning set forth in Recital A above.
                    (d) “Code” means the Uniform Commercial Code, as in effect from time to time in the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Secured Party’s security interest in the Collateral.
                    (e) “Collateral” means (i) the Pledged Equity Interests and (ii) all Proceeds of the Pledged Equity Interests, including without limitation, Securities Proceeds and Extraordinary Proceeds.
                    (f) “Collateral and LC Value” means, as of the date of determination, the Collateral Value plus the face amount of any Replacement Letters of Credit; provided that such Replacement Letters of Credit have an expiration date not less than 180 days after the date of determination of the Collateral and LC Value and provided, further, that the face amount of any Replacement Letter of Credit shall equal the lowest amount available to be drawn under such Replacement Letter of Credit during the period from such date until the expiry of such Replacement Letter of Credit.
                    (g) “Collateral Value” means, as of the date of determination, fifty percent (50%) of the Fair Market Value of the Pledged Units.
                    (h) “Crude Supply Agreement” has the meaning set forth in Recital A above.
                    (i) “Discharge of Obligations” occurs upon the later of (x) (i) the indefeasible payment in full in immediately available funds of all the Secured Obligations (or other satisfaction in full of all the Secured Obligations, in a manner satisfactory to Secured Party in its sole discretion) (other than any Surviving Obligations) and (y) the termination of the Crude Supply Agreement.
                    (j) “Effective Date” has the meaning set forth in the initial paragraph hereof.
                    (k) “Event of Default” means any one or more of the following: (i) a failure by Buyer to pay when due amounts owed (including, without limitation, any “Settlement Amounts” under, and as defined in, the Crude Supply Agreement) by Buyer to Secured Party under, or Buyer’s failure to purchase or accept delivery of any crude oil in accordance with, the provisions of Crude Supply Agreement after the expiration of all applicable notice and cure periods provided for therein, (ii) a failure by Pledgor to perform its obligations under this Pledge Agreement and in the case of a failure under this clause (ii) (except in the case of a monetary default by Pledgor hereunder, or except as otherwise expressly provided in clause (iii) of this definition), Pledgor has failed to cure such failure within five (5) days of the earlier of (x) its obtaining knowledge of such default and (y) receipt of written notice of such default from Secured Party or (iii) (A) a breach of a representation or warranty of Pledgor set forth in Section 3 hereof in any material respect (or, with respect to any such representation or warranty that is qualified as to materiality, in any respect) or (B) a breach of any of the covenants set forth in Sections 4.1(a) or 4.3 hereof.
                    (l) “Extraordinary Proceeds” means any sums of money paid upon or in respect of, or property distributed in respect of, any Pledged Equity Interests upon the recapitalization, merger, consolidation or other change in structure of HEP or the reorganization, liquidation or dissolution of HEP or constituting an extraordinary distribution with respect to the Pledged Equity Interests.

                    (m) “Fair Market Value of Pledged Units” means the fair market value of the Pledged Units subject to this Pledge Agreement in which Secured Party has a perfected first priority security interest at the time of determination, based on the average closing price of the HEP Units reported by the New York Stock Exchange (or any other exchange or market upon which the HEP Units are principally listed or registered in the event that the HEP Units are no longer listed on the New York Stock Exchange) for the immediately preceding 10 consecutive Business Day period.
                    (n) “HEP General Partner Interest” means the interest of the general partner in HEP.
                    (o) “HEP” means Holly Energy Partners, L.P., a Delaware limited partnership and any successors thereto.
                    (p) “HEP Logistics” shall have the meaning set forth in Section 3(k) hereof.
                    (q) “HEP Units” means common limited partnership units of HEP. For avoidance of doubt, “HEP Units” as used herein does not include any of the HEP General Partner Interests held by Pledgor (or any rights, distributions or proceeds arising out or derived from such HEP General Partner Interests).
                    (r) “Holly” has the meaning set forth in Recital C above.
                    (s) “Indemnification and Reimbursement Obligations” shall have the meaning set forth in Section 8.3(b) hereof.
                    (t) “Limited Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of HEP, dated as of July 13, 2004 (as amended, restated, supplemented or otherwise modified from time to time).
                    (u) “Member” shall have the meaning set forth in Section 7.1 hereof.
                    (v) “Netting Agreement” has the meaning set forth in Section 6.2(e) hereof.
                    (w) “Operating Agreements” means the Limited Partnership Agreement and any other limited partnership agreement or other formation documents and all other agreements, certificates and other documents which from time to time govern the existence, operation and ownership of HEP (as such limited partnership agreement or other formation documents and other agreements, certificates and other documents may be amended, restated, supplemented or otherwise modified from time to time).
                    (x) “Outstandings” has the meaning set forth in Section 8.5 hereof.
                    (y) “Partnership Securities” has the meaning set forth in the Limited Partnership Agreement.
                    (z) “Person” means any individual, corporation (including any nonprofit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental authority.

                    (aa) “Pledge Agreement” has the meaning set forth in the initial paragraph hereof.
                    (bb) “Pledged Equity Interests” means all of Pledgor’s right, title and interest in and to: (i) the Pledged Units; (ii) any and all now existing and hereafter arising rights of Pledgor to receive distributions or payments from HEP pursuant to the Pledged Units, whether in cash or in kind or in the form of other Partnership Securities, and all options, rights, warrants, appreciation rights and other economic rights and interests of any nature of Pledgor as a limited partner in HEP arising out of any Pledged Units; (iii) any and all now existing and hereafter acquired voting rights of Pledgor arising out of any Pledged Units, whether provided for under the Operating Agreements, applicable law or otherwise; (iv) if any Pledged Equity Interests are now or in the future evidenced in certificate form, the Pledged Equity Interests shall include all such certificates; and (v) all Proceeds of all of the foregoing. For avoidance of doubt, the “Pledged Equity Interests” do not include any HEP General Partner Interests (or any rights, distributions or proceeds arising out or derived from such HEP General Partner Interest), and Secured Party shall have no recourse against such HEP General Partner Interest arising out of or related in any way to this Pledge Agreement.
                    (cc) “Pledged Units” means the HEP Units described on Schedule 1 attached hereto (as such schedule may be supplemented or otherwise modified from time to time pursuant to a supplement hereto or other written agreement executed by Pledgor and Secured Party).
                    (dd) “Pledgor’s Conditional Rights” shall have the meaning set forth in Section 6.4(b) hereof.
                    (ee) “Preferential Payment” shall have the meaning set forth in Section 6.4(d) hereof.
                    (ff) “Preferential Payment Provisions” shall have the meaning set forth in Section 2(c) hereof.
                    (gg) “Proceeds” means (i) all “proceeds” (as such term is defined in the Code) and “products” with respect to the Collateral and (ii) (A) whatever is receivable or received when Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary; (B) all rights to payment, including return premiums, with respect to any insurance relating thereto; (C) all interest, dividends and other property receivable or received on account of the Collateral or proceeds thereof (including, without limitation, all distributions or other income from the Pledged Equity Interests, all collections thereon or all distributions with respect thereto), (D) all Partnership Securities distributed in connection with any subdivision or combination in respect of any Pledged Units or other Collateral, (E) all Securities Proceeds and (F) all Extraordinary Proceeds.
                    (hh) “Reimbursement Obligations” shall have the meaning set forth in Section 8.3(a) hereof.
                    (ii) “Replacement Letter of Credit” shall mean a letter of credit in form and substance satisfactory to Secured Party in its sole discretion and issued by a financial institution satisfactory to Secured Party in its sole discretion that supports the Secured Obligations and can be drawn by Secured Party in connection with a default under the Secured Obligations.
                    (jj) “Secured Obligations” means as of any date of determination (i) the full and timely payment of amounts owed by Buyer to Secured Party pursuant to the provisions of the Crude Supply Agreement and (ii) the full and timely payment, performance and observance by Pledgor of all of the terms, covenants and provisions of this Pledge Agreement (including, without limitation, all reimbursement and indemnification provisions herein and any payment made, or costs or expenses incurred, pursuant to Section 2(h) hereof).
                    (kk) “Secured Party” has the meaning set forth in the initial paragraph hereof.
                    (ll) “Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
                    (mm) “Securities Laws” has the meaning set forth in Section 3(h) hereof.
                    (nn) “Securities Proceeds” means Proceeds of Pledged Equity Interests that constitute equity interests, including, without limitation, (i) shares, interests, participations, or other equivalents (however designated) of capital stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, (ii) any certificate in respect of any Pledged Equity Interests or such Proceeds (including, without limitation, in connection with any reclassification, distribution, subdivision or combination or any increase or reduction of capital) or any certificate issued in connection with any reorganization, liquidation or dissolution or in substitution of any certificate representing any Pledged Equity Interests and (iii) subscriptions, warrants, and options to purchase (whether in addition to, in substitution of, as conversion of, in exchange for or otherwise in respect of) any such Pledged Equity Interests.
                    (oo) “Surviving Obligations” means inchoate indemnity obligations and other obligations not due and payable at the time all other Secured Obligations are paid in full and the Crude Supply Agreement is terminated which, by the terms of the Crude Supply Agreement or this Pledge Agreement, survive payment or performance in full of the other Secured Obligations, and for which no written claim has been made at the time all such other Secured Obligations have been paid in full and the Crude Supply Agreement terminated.
                    (pp) “Transferee” has the meaning set forth in Section 4.1(a) hereof.
          2. Pledge of Collateral.
                    (a) As collateral security for the due and punctual payment and performance of all of the Secured Obligations (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise), whether allowed or allowable as claims, Pledgor hereby (i) pledges, transfers, hypothecates and assigns to Secured Party the Collateral in which Pledgor now or hereafter has rights, and (ii) grants to Secured Party a continuing first priority lien on and security interest in and to the Collateral whether now owned or hereafter acquired.
                    (b) For the better perfection of Secured Party’s rights in and to the Collateral, on or prior to the Effective Date Pledgor shall deliver to Secured Party (i) a UCC-1 financing statement with respect to the Collateral, (ii) the certificate(s) issued by HEP representing the Pledged Equity Interests, and (iii) an executed stock power in blank in the form attached hereto as Exhibit A. Secured Party hereby agrees that, except upon the occurrence of and during the continuance of an Event of Default, Secured Party will not give any instructions as to the transfer, redemption or disposition of any of the Collateral to HEP. Pursuant to the acknowledgment of HEP immediately following the signature pages hereto, HEP has agreed to recognize and give effect to any such instructions.
                    (c) Secured Party shall retain a valid and perfected first priority security interest in the Collateral until the Discharge of Obligations shall have occurred (other than Collateral released from the security interest hereunder pursuant to Section 8.5 hereof). Any Surviving Obligations shall be subject to the “Preferential Payments” provisions of Sections 6.4(d) and 6.4(e) hereof (the “Preferential Payment Provisions”).
                    (d) Until an Event of Default has occurred Pledgor shall retain all voting and other rights, including, without limitation, the right to exercise any options, subscriptions or warrants, with respect to the Pledged Equity Interests, and all cash dividends, payments and other cash distributions made upon and with respect to the Pledged Equity Interests shall belong to Pledgor and all rights to exercise any options, subscriptions or warrants with respect to the Pledged Equity Interests; provided, however, if Pledgor receives any dividends, payments or other distributions constituting Securities Proceeds or Extraordinary Proceeds, such Securities Proceeds or Extraordinary Proceeds shall be held and applied in accordance with Section 2(j) hereof.
                    (e) Upon the occurrence and during the continuance of an Event of Default, subject to the limitations set forth in Section 2(k) hereof, Secured Party may without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except as required by law) to or upon Pledgor, Buyer or any other Person (all and each of which demands, defenses, advertisements and notices, except those required by law, are hereby waived) exercise, in addition to its other rights and remedies hereunder or under any other instrument of agreement securing or evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code or otherwise available by action or actions at law or in equity, including, without limitation, the right:
                    (i) to sell, assign and effectively transfer the Collateral either at public or private sale, at the option of Secured Party, without recourse to judicial proceedings and without either demand, appraisement, advertisement or notice of any kind, all of which are expressly waived;
                    (ii) to proceed by way of appropriate judicial proceedings to have the Collateral sold at judicial sale, with or without appraisement;
                    (iii) to seek an injunction of the prohibited action; or
                    (iv) to pursue any other available legal remedy; and, out of the Proceeds of the sale of the Collateral, Secured Party shall be entitled to receive, by preference and priority over all Persons whatsoever, the full remaining and unpaid balance of the Secured Obligations, together with all interest, costs, reasonable attorneys’ fees and other charges incurred by Secured Party in connection with any such exercise of its remedies;
provided, however, that if any notice of a proposed sale of the Collateral shall be required by law, Secured Party shall provide Pledgor with not less than ten (10) days written notice prior to conducting any public or private sale of the Collateral, and Pledgor hereby agrees and stipulates that such notice shall be deemed to be commercially reasonable notice in satisfaction of the requirements of the Code.
                    (f) In addition to the remedies described in Section 2(e) above, if any Event of Default shall occur and immediately upon the occurrence thereof and for so long as such

Event of Default shall be continuing: (i) Secured Party shall have the right to receive any and all dividends, payments and other distributions made upon and with respect to the Pledged Equity Interests and the other Collateral, as applicable, and make application thereof in accordance with this Pledge Agreement, and (ii) at Secured Party’s election, all Pledged Equity Interests shall be transferred to Secured Party or its nominee and registered in the name of Secured Party or its nominee and recorded in the books and records of HEP (and Pledgor shall take, and cause HEP to take, all such actions as shall be necessary or reasonably requested by Secured Party or its nominee in order to promptly (x) recognize the transfer of such Pledged Equity Interests and (y) exchange any certificates representing Pledged Equity Interests for one or more validly issued certificates in the name of Secured Party or its nominee (provided, the foregoing shall not require Pledgor or HEP to cause the Pledged Equity Interests to be registered under Securities Laws) and Secured Party or its nominee may in the name of Pledgor or in Secured Party’s or such nominee’s own name, collect all payments and assets due Pledgor pursuant to the Pledged Equity Interests and/or the applicable Operating Agreements, and Secured Party or its nominee may thereafter exercise (A) all voting and other rights of a limited partner pertaining to the Pledged Equity Interests under the Operating Agreements and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Equity Interests as if it was the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Equity Interests upon the merger, consolidation, reorganization, recapitalization or other change in the structure of HEP), or upon the exercise by Pledgor or Secured Party of any right, privilege or option pertaining to such Pledged Equity Interests, and, in connection therewith, the right to deposit and deliver evidences of the Pledged Equity Interests with any committee, depository, transfer agent, registrar or other designated agency (upon such terms and conditions as Secured Party may determine), all without liability except to account for property actually received by it, but Secured Party shall not have any duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. For the avoidance of doubt, for so long as no Event of Default has occurred and is continuing, the rights described in clauses (i), (ii)(A), and (ii)(B) of the preceding sentence shall accrue to Pledgor; provided that any Securities Proceeds or Extraordinary Proceeds issued or received in connection with such rights shall constitute Collateral hereunder and shall be turned over to Secured Party in accordance with Section 2(j) below.
                    (g) After the occurrence and during the continuance of an Event of Default, Secured Party is hereby authorized to and shall apply the net proceeds of such sale of, or other realization upon, any or all of the Collateral, after first deducting all actual out of pocket and documented costs and expenses of sale or other exercise of remedies provided for herein, including reasonable attorneys’ fees and any other costs, expenses, liabilities and advances made or incurred by Secured Party in connection therewith, to the payment of all other Secured Obligations, it being understood that this Pledge Agreement shall remain in full force and effect and Secured Party shall retain all rights hereunder, until the Discharge of Obligations shall have occurred If, after any sale of the Collateral pursuant to this Section 2 there shall be a balance remaining after the payment in full in immediately available funds of all of the Secured Obligations (or other satisfaction in full of all the Secured Obligations, in a manner satisfactory to Secured Party in its sole discretion), such balance shall be paid to Pledgor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
                    (h) Following the occurrence and during the continuance of an Event of Default, Secured Party may, at its election, and in addition to any other remedies available hereunder, pay, purchase, contest or compromise any claim, encumbrance, charge or lien which is prior or superior to its security interest in the Collateral and pay all expenses incurred therewith (any payment, cost or expense so incurred shall be deemed Secured Obligations and shall be immediately due and payable and secured hereby), all of which shall be deemed authorized by Pledgor; provided that no liability shall attach to Secured Party for any failure or delay in exercising such rights.
                    (i) All remedies of Secured Party hereunder are cumulative and are in addition to any other remedies provided for at law or in equity and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy or to preclude the exercise of any other remedy. No failure on the part of Secured Party to exercise and no delay in exercising any right or remedy shall operate as a waiver thereof or in any way modify or be deemed to modify the terms of this Pledge Agreement or of the obligations secured hereby, nor shall any single or partial exercise by Secured Party of any right or remedy preclude any other or further exercise of the same or any other right or remedy.
                    (j) In the event that Pledgor purchases or otherwise acquires or obtains any Securities Proceeds or Extraordinary Proceeds, Pledgor shall promptly notify Secured Party of such purchase or other acquisition, all such Securities Proceeds and Extraordinary Proceeds shall automatically be deemed to be a part of the Collateral pledged by Pledgor and Pledgor shall accept the same as the agent of Secured Party, hold the same in trust for Secured Party and deliver the same forthwith to Secured Party in the exact form received to be held as a part of the Collateral. If any such Securities Proceeds are to be evidenced by a certificate, such certificates shall be promptly delivered to Secured Party, together with undated stock powers related thereto executed in blank, substantially in the form attached hereto as Exhibit A, or, if requested by Secured Party, other instruments appropriate to a certificate representing such Securities Proceeds, duly executed in blank. If any such Securities Proceeds are sums of money or securities entitlements, such sums of money or securities entitlements certificates shall be held pursuant to an account control agreement reasonably acceptable to Secured Party and Pledgor. Pledgor shall take all actions and execute and deliver such documents and agreements (including, without limitation, account control agreements) as Secured Party may reasonably require to perfect its security interest in such Extraordinary Proceeds.
                    (k) NOTWITHSTANDING ANYTHING IN THIS PLEDGE AGREEMENT TO THE CONTRARY, IN THE EVENT OF DEFAULT HEREUNDER, SECURED PARTY’S ONLY RECOURSE AS TO PLEDGOR SHALL BE TO THE COLLATERAL HEREUNDER AND NEITHER PLEDGOR NOR ANY OF PLEDGOR’S PROPERTY OTHER THAN THE COLLATERAL SHALL BE CHARGEABLE OR LIABLE FOR THE SECURED OBLIGATIONS.
                    (l) Secured Party agrees that, in connection with any exercise of its remedies under this Agreement, Secured Party is responsible for ensuring that the Pledged Units are not offered or sold unless they are registered under the Securities Act or unless there is an exemption from such registration available under the Securities Act. If Secured Party is an affiliate of HEP at the time of a transfer of the Pledged Units, Secured Party agrees to inform any transferee of the Pledged Units that the Pledged Units may be subject to legending by HEP to comply with federal securities laws, including the Securities Act. Secured Party agrees that the certificates representing the Pledged Units have been issued without any restrictive legend regarding compliance with the Securities Act in reliance on the foregoing agreements by Secured Party.
          3. Representations and Warranties of Pledgor. Pledgor hereby represents and warrants, as of the Effective Date, that:
                    (a) All the units of, and other interests constituting, the Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable, except as such non-assessability may be affected by Section 17-607 of the Delaware Act (as defined in the Limited Partnership Agreement).
                    (b) Pledgor (i) is the record and beneficial owner of and sole holder of the Pledged Equity Interests and all of the other Collateral, free and clear of all claims, liens, options and encumbrances of any kind, except for the security interests arising under this Pledge Agreement, and (ii) has the right and authority to pledge and assign the Collateral and grant a security interest therein as herein.
                    (c) The execution, delivery and performance of this Pledge Agreement by Pledgor will not cause a violation of or a default under the Operating Agreements. Further, the execution, delivery and performance of this Pledge Agreement by Pledgor will not cause a violation of or a default under (i) any mortgage, lease or other agreement, oral or written, to which Pledgor is a party or by which any of its assets are subject, or (ii) any pending litigation, judgment, decree, arbitration award, governmental order, statute, law, treaty, rule or regulation to which Pledgor is subject, nor will this Pledge Agreement cause a dissolution or other termination of Pledgor or HEP.
                    (d) The pledge, assignment, lien and security interest granted pursuant to this Pledge Agreement constitutes a valid, perfected first priority pledge, assignment, lien and security interest of or in all of the Collateral owned by Pledgor, enforceable as such against Pledgor, all creditors of Pledgor and any Person or entity purporting to purchase or otherwise acquire any Collateral from Pledgor (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principles of equity).
                    (e) The state of formation of Pledgor, together with the principal place of business of Pledgor, is listed on Schedule 2.
                    (f) No approval by, authorization of, or filing with any federal, state or other governmental commission, agency or authority is necessary (i) in connection with the execution, delivery and performance by Pledgor, or the validity or enforceability, of this Pledge Agreement, or (ii) to perfect the security interests granted herein, except the filing of a UCC Financing Statement in the office of the Secretary of State of the State of Delaware pursuant to the Code (as in effect in the Sate of Delaware).
                    (g) No approval by or authorization or consent of any other Person is necessary to authorize or validate the execution and delivery of this Pledge Agreement, or if such approval, authorization, or consent is necessary, it has been otherwise obtained and is in full force and effect.
                    (h) The grant of the security interest contemplated by this Pledge Agreement does not violate and does not require that any filing, registration or other act be taken with respect to any and all laws pertaining to the registration or transfer of securities, including without limitation the Securities Act and the Securities and Exchange Act of 1934, and any and all rules and regulations promulgated thereunder (collectively, the “Securities Laws”), as such laws are amended and in effect from time to time, and the Pledged Equity Interests in HEP are represented by a “certificated security” as that term is defined in the Code. Nothing herein shall constitute a representation or warranty by Pledgor that the issuance by HEP of the Pledged Units complies with Securities Laws.

                    (i) Pledgor has the requisite organizational power and authority, and the legal right, to make, deliver and perform this Pledge Agreement and to grant the liens and security interests provided for herein. Pledgor has taken all necessary organizational action to authorize the execution, delivery and performance of this Pledge Agreement and to grant the liens and security interests provided for herein. This Pledge Agreement has been duly executed and delivered on behalf of Pledgor. This Pledge Agreement constitutes a legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
                    (j) All actions and other requirements under the Operating Agreements (including, without limitation, those set forth or referenced in Section 6.7(b) of the Limited Partnership Agreement) necessary to permit Pledgor to transfer the HEP Units (other than the recording of such transfer in the books and records of HEP) have been satisfied and the HEP Units are fully transferable under the provisions of the Limited Partnership Agreement and any other Operating Agreements.
                    (k) The Pledgor or another wholly-owned subsidiary of Holly has been the Record Holder (as defined in the Limited Partnership Agreement) of the Pledged Units at all times since December 1, 2009. HEP Logistics Holdings, L.P. (“HEP Logistics”), a wholly-owned subsidiary of Holly, was the Record Holder of the Pledged Units from December 1, 2009, until December 17, 2010. On December 17, 2010, HEP Logistics validly and directly transferred the Pledged Units to Pledgor. In connection with such transfer, Pledgor completed a Transfer Application (as defined in the Limited Partnership Agreement) and requested admission as Substituted Limited Partner. The Pledgor is now a Limited Partner (as defined in the Limited Partnership Agreement). The Pledgor has been the record owner of the Pledged Units since December 17, 2010.
     4. Covenants of Pledgor.
               4.1. Collateral. Pledgor hereby covenants as follows:
                    (a) without the prior written consent of Secured Party, Pledgor shall not, either directly or indirectly, mortgage, sell or otherwise dispose of (whether directly or indirectly) or hypothecate, pledge, create or permit to exist a security interest or lien upon (other than the liens and security interests in favor of Secured Party), grant any option with respect to, encumber, give or place in trust, or enter into any agreement or undertaking restricting the right or ability of Pledgor or Secured Party to sell, assign or transfer, any of the Pledged Equity Interests or any other Collateral, until the Discharge of Obligations shall have occurred. Notwithstanding the foregoing, Pledgor may transfer the Collateral to any of its Affiliates that are wholly-owned by Holly (such Affiliate, the “Transferee”) if (i) Secured Party consents to such transfer in writing (such consent not to unreasonably withheld), (ii) before and after giving effect to such transfer, no Event of Default (or event or condition that, given the passage of time, notice or both, would give rise to an Event of Default) shall have occurred and be continuing, (iii) before and after giving effect to such transfer, the Collateral shall be free and clear of all claims, liens, options and encumbrances of any kind, except for the security interests arising under this Pledge Agreement, (iv) at the time of such transfer, Pledgor is wholly-owned by Holly, (v) such Transferee acknowledges this Pledge Agreement and assumes the rights and obligations of Pledgor hereunder by executing an acknowledgment and joinder hereto in form and substance satisfactory to Secured Party and (vi) Pledgor and such Transferee deliver to Secured Party lien searches, financing statements and such other documents as Secured Party may require in connection with any such transfer.

                    (b) Pledgor shall defend, at Pledgor’s cost, Secured Party’s security interest in and to the Pledged Equity Interests or any other Collateral as applicable, against all Persons and against all claims and demands whatsoever other than claims and demands with respect to Secured Party’s disposition of Collateral in violation of the provisions of this Pledge Agreement.
                    (c) Pledgor shall promptly (and in any event, within 5 Business Days) notify Secured Party, in writing, of the imposition at any time of any claim, option, lien or encumbrance upon or against all or any portion of the Pledged Equity Interests and/or any other Collateral.
                    (d) Pledgor shall, on Secured Party’s reasonable demand, furnish further reasonable assurance of its record and beneficial ownership of the Pledged Equity Interests, or any other Collateral, execute any written agreement or do any other act reasonably necessary to effectuate the purposes and provisions of this Pledge Agreement and execute any instrument or statement required by law or otherwise in order to perfect, continue or terminate the security interest of Secured Party in the Pledged Equity Interests and the other Collateral.
                    (e) Pledgor shall be the record and beneficial owner of any (i) Pledged Equity Interests and all of the other Collateral and (ii) Pledged Units that become Collateral after the Effective Date and all other Collateral hereafter acquired, in each case of clause (i) and (ii), free and clear of all claims, liens, options and encumbrances of any kind, except for the security interests arising under this Pledge Agreement.
                    (f) Pledgor will not change its state of formation or principal place of business except upon at least thirty (30) days’ prior written notice to Secured Party and the delivery to Secured Party of such financing statements and other documents as Secured Party may require in connection therewith; provided that, within thirty (30) days of the Effective Date, Pledgor’s principal place of business may be changed to 1505 West 17th Street, Tulsa, OK 74107 so long as Secured Party is given notice of such change at the time thereof and Pledgor delivers such financing statements and other documents as Secured Party may require in connection therewith promptly following Secured Party’s request therefor.
               4.2. Voting Rights. So long as an Event of Default shall not have occurred and be continuing, Pledgor shall be permitted to exercise all voting and other rights with respect to the Pledged Equity Interests as long as no vote shall be cast, or right exercised or other action taken which, would impair the liens created by this Pledge Agreement or result in a default under this Pledge Agreement; provided, however, (a) on or before the Effective Date, Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor a proxy in the form attached hereto as Exhibit C, which proxy shall only be revocable upon the occurrence and during the continuance of an Event of Default, and (b) after the Effective Date, Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise and to receive the cash distributions or interest payments which it is authorized to receive and retain pursuant to this Section 4.
               4.3. Perfected Security Interest. In no event shall Pledgor do or permit any of its Affiliates to do, or omit to do or permit any of its Affiliates to omit to do, any act or thing, the doing or omission of which, would impair the validity, enforceability, perfection or priority of the security interests granted herein.

               4.4. Proceeds of Collateral. Upon the occurrence and during the continuance of an Event of Default, all Proceeds of the Collateral received by Pledgor shall be promptly delivered to Secured Party, in the same form as received and, with respect to any certificates, together with undated stock powers executed in blank related thereto substantially in the form attached hereto as Exhibit A (or otherwise satisfactory to Secured Party), with the addition of such other endorsements and assignments as may be reasonably required by Secured Party, in connection with the exercise of remedies, to transfer title to Secured Party, and pending such delivery, such Proceeds shall be held in trust for Secured Party; and such Proceeds shall constitute Collateral hereunder and be applied to the Secured Obligations secured hereby.
               4.5. Financing Statements; Certificates. Pledgor authorizes Secured Party and its agents and representatives, at the expense of Pledgor, to execute and file any financing statement or statements deemed reasonably necessary or desirable by Secured Party to perfect its security interest in the Collateral. Pledgor will sign and deliver any financing statements and other documents and perform such other acts as Secured Party deems reasonably necessary or desirable from time to time to establish and maintain in favor of Secured Party a valid and perfected first priority security interest in the Collateral, free of all other liens, encumbrances, security interests and claims. Pledgor shall also furnish to Secured Party all certificates or other instruments and papers evidencing or constituting any of the Collateral, together with appropriate endorsements and assignments and any information relating thereto, and shall take such actions as Secured Party may deem reasonably necessary from time to time to establish valid security interests in and to further protect and perfect its interest in the Collateral.
               4.6. No Liability. Pledgor hereby covenants and agrees that in the event that Secured Party forecloses on, or otherwise exercises rights or remedies with respect to, the Collateral, notwithstanding anything to the contrary in the Operating Agreements, Secured Party shall have no liability for (and, subject to Section 2(k) hereof, Pledgor shall indemnify and hold harmless Secured Party from) any matters in connection with the Pledged Equity Interests arising or occurring, directly or indirectly, prior to Secured Party’s (or Secured Party’s nominee) becoming an owner of the Pledged Units (as recorded in the books and records of HEP), all of which shall remain the sole responsibility of Pledgor.
               4.7. Limited Partnership Agreement. Pledgor hereby covenants and agrees that, in the event of any transfer of any Pledged Equity Interests to Secured Party or its nominee pursuant to this Pledge Agreement, it shall cause Holly and its Affiliates to agree that (i) the limitation set forth in the first proviso in the definition of “Outstanding” in the Limited Partnership Agreement shall not apply to such transfer and (ii) such limitation shall not apply to any Person or group of Persons who acquires any of the Pledged Equity Interests from Secured Party. Pledgor hereby acknowledges and agrees that this provision constitutes notice to Secured Party for purposes of clause (ii) of the second proviso in the definition of “Outstanding” in the Limited Partnership Agreement. Upon the written request of Secured Party, Pledgor shall promptly, and in any event no more than two Business Days following receipt of Secured Party’s request, cause Holly to confirm such notice to Secured Party in writing.
               4.8. Transfer of Pledged Units. Pledgor hereby covenants and agrees, upon the exercise of remedies by Secured Party pursuant to this Pledge Agreement after the occurrence of an Event of Default, to take, and to cause Holly and its Affiliates to take, all such action as shall be necessary or reasonably requested by Secured Party in order to promptly (i) recognize Secured Party or its designee as the transferee and owner of such Pledged Equity Interests and (ii) exchange any certificates representing such Pledged Equity Interests for one or more validly issued certificates in the name of Secured Party or its designee; provided that the foregoing shall not require Pledgor or Holly or its Affiliates to cause the Pledged Equity Interests to be registered under Securities Laws. Pledgor hereby agrees that it shall not impose, and shall cause Holly and its Affiliates not to impose, any condition upon the issuance or exchange of any certificates representing Pledged Equity Interests for one or more validly issued certificates in the name of Secured Party or its designee.
               4.9. Recordation of Transfer of Pledged Units. Pledgor hereby covenants and agrees, upon the exercise of remedies by Secured Party pursuant to this Pledge Agreement after the occurrence of an Event of Default, to take, and to cause Holly and its Affiliates to take, all such action as shall be necessary or reasonably requested by Secured Party in order to promptly, and in no event more than one Business Day after receipt of notice from Secured Party of such exercise of remedies, cause the transfer of any HEP Units constituting Collateral to be recorded in the books and records of HEP pursuant to Section 10.2 of the Limited Partnership Agreement.
          5. Power of Attorney. Effective immediately and automatically upon the occurrence and during the continuance of an Event of Default, Pledgor hereby irrevocably appoints and instructs Secured Party as its attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party’s discretion to take any and all actions necessary and proper or desirable, to carry out the intent of this Pledge Agreement and to perfect and protect the lien, pledge, assignment and security interest of Secured Party created hereunder. Neither Secured Party nor any attorney-in-fact or their Affiliates, agents or advisors will be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law with respect to its dealings with the Collateral unless such liability arises out of or from the gross negligence or willful misconduct of such party. This power of attorney, being coupled with an interest, is irrevocable until the Discharge of Obligations shall have occurred. Without limiting the foregoing, if Pledgor fails to perform any agreement or obligation contained herein, Secured Party may itself perform, or cause performance of, where reasonably necessary or advisable (as determined by Secured Party) in the name or on behalf of Pledgor, and at the expense of Pledgor, as applicable.
          6. Third Party Waivers.
               6.1. Rights of Secured Party. Pledgor authorizes Secured Party to perform any or all of the following acts at any time, and from time to time, all without notice to Pledgor, without affecting Pledgor’s obligations under this Pledge Agreement and without affecting the liens and encumbrances against the Collateral in favor of Secured Party:
                    (a) Secured Party may agree to alter any terms of the Secured Obligations or any part thereof or any collateral security or guarantee therefor, including renewing, compromising, extending, accelerating, compromising, waiving, surrendering or releasing, the Secured Obligations or any part thereof or any collateral security or guarantee therefore and any demand for payment of any of the Secured Obligations made by Secured Party may be rescinded by Secured Party and any of the Secured Obligations continued and the Crude Supply Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Secured Party and, with respect to amendments, modifications and supplements to the Crude Supply Agreement, Buyer may agree upon from time to time.
                    (b) Secured Party may take and hold other collateral or other security for the Secured Obligations, accept additional or substituted collateral or other security, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such collateral or security.
                    (c) During the existence of an Event of Default, Secured Party may direct the order and manner of any sale of all or any part of any collateral or security now or later to be held for the Secured Obligations (including, without limitation, the Collateral), and Secured Party (or its nominees or designees) may also bid at any such sale for all or any part of such collateral or security free of any right of redemption by Pledgor (which right is hereby waived and released) and Secured Party shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale.
                    (d) During the existence of an Event of Default, Secured Party shall apply any payments or recoveries from HEP, Buyer, Pledgor or any other source, and any proceeds of any collateral or other security (including, without limitation, the Collateral), to the Secured Obligations and any other obligations under the Crude Supply Agreement in such manner, order and priority as Secured Party may elect.
                    (e) Secured Party may release any Person or entity of its liability for the Secured Obligations or any part thereof and any collateral or security at any time held by Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Secured Party shall have no obligation to protect, secure, perfect or insure any lien or security interest at any time held by it as security for the Secured Obligations.
                    (f) Secured Party may substitute, add or release any one or more guarantors or endorsers.
                    (g) In addition to the Secured Obligations, Secured Party may extend other credit to Buyer, and may take and hold collateral or other security for the credit so extended, all without affecting Pledgor’s obligations hereunder and without affecting the liens and encumbrances against the Collateral hereunder.
               6.2. Absolute Obligations. Pledgor expressly agrees that until the Discharge of Obligations shall have occurred, or unless otherwise expressly agreed in writing between Pledgor and Secured Party, Pledgor shall not be released of its obligations, waivers and agreements set forth herein nor shall the validity, enforceability or priority of the liens and encumbrances against the Collateral in favor of Secured Party be affected in any manner by or because of:
                    (a) Any act or event which might otherwise discharge, reduce, limit or modify Pledgor’s obligations hereunder or Buyer’s obligations under the Crude Supply Agreement or the liens and encumbrances against the Collateral in favor of Secured Party;
                    (b) Any waiver, extension, modification, forbearance, delay or other act or omission of Secured Party or any failure to proceed promptly or otherwise as against HEP, Pledgor, Buyer or any other Person or entity or any collateral or other security;
                    (c) Any action, omission or circumstance which might increase the likelihood that Secured Party might enforce the rights granted under this Pledge Agreement or under the Crude Supply Agreement or which might affect the rights or remedies of Pledgor as against HEP;
                    (d) Any dealings occurring at any time between HEP, Buyer or Pledgor and Secured Party, whether relating to the Secured Obligations or otherwise; or
                    (e) Any right of offset held by Pledgor under the Net Settlement Agreement, dated as of October 1, 2004 (the “Netting Agreement”), between Buyer and Secured Party other than a reduction of the Secured Obligations to the extent permitted under the Crude Supply

Agreement in connection with amounts set off against such Secured Obligations pursuant to the Netting Agreement.
          Pledgor has knowledge and assumes all responsibility for being and keeping itself informed of the Buyer’s financial condition, affairs and assets, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks which Pledgor assumes and incurs hereunder, and has adequate means to obtain from the Buyer on an ongoing basis information relating thereto and the Buyer’s ability to pay and perform its obligations under the Crude Supply Agreement and otherwise, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Pledge Agreement is in effect. Pledgor acknowledges and agrees that (x) Secured Party shall have no obligation to investigate the financial condition or affairs of the Buyer for the benefit of Pledgor nor to advise Pledgor of any fact respecting, or any change in, the financial condition, assets or affairs of the Buyer that might become known to Secured Party at any time, whether or not Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to Pledgor, or might (or does) increase the risk of Pledgor hereunder and (y) Secured Party shall have no duty to advise Pledgor of information known to it regarding any of the aforementioned circumstances or risks.
          Notwithstanding the foregoing to the contrary, nothing herein shall prevent Pledgor from asserting against Secured Party the defense of payment or performance of the Secured Obligations by Buyer under the Crude Supply Agreement.
               6.3. Pledgor’s Waivers. To the fullest extent permitted by law, Pledgor waives:
                    (a) Any defense: (i) based on any legal disability of any other Person, (ii) based on any release, discharge, modification, impairment or limitation of the liability of any other Person to Secured Party from any cause, whether consented to by Secured Party or arising by operation of law, (iii) arising out of or able to be asserted as a result of any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of any other Person or any of their Affiliates, or any general assignment for the benefit of creditors, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case as undertaken under any U.S. Federal or State law (each of the foregoing described in this clause (iii) being referred to herein as an “Insolvency Proceeding”); or (iv) arising from any rejection or disaffirmance of the Secured Obligations, or any part thereof, or any collateral or other security held therefor, in any such Insolvency Proceeding;
                    (b) Any defense based on any action taken or omitted by Secured Party in any insolvency proceeding involving any other Person, including any election to have Secured Party’s claim allowed as being secured, partially secured or unsecured, any extension of credit by Secured Party to any other Person in any insolvency proceeding, and the taking and holding by Secured Party of any collateral or other security for any such extension of credit;
                    (c) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intention to accelerate, notices of acceleration, notices of acceptance of this Pledge Agreement and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind; and
                    (d) any failure of Secured Party to marshal assets in favor of Pledgor or any other Person (including Buyer), to exhaust any collateral for all or any part of the Secured

Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Buyer or any other Person or to take any action whatsoever to mitigate or reduce such or any other liability of Pledgor hereunder or with respect to the Secured Obligations, Secured Party being under no obligation to take any such action notwithstanding the fact that all or any part of the Secured Obligations may be due and payable and that the Buyer may be in default of its obligations under the Crude Supply Agreement;
          Notwithstanding the foregoing to the contrary, nothing herein shall prevent Pledgor from asserting against Secured Party the defense of payment or performance of the Secured Obligations by Buyer under the Crude Supply Agreement.
               6.4. Waiver of Subrogation and Other Rights.
                    (a) Upon the occurrence and during the continuance of any Event of Default, without prior notice to or consent of Pledgor, Secured Party may elect to (subject to the terms of this Pledge Agreement): (i) foreclose against any Collateral for the Secured Obligations, (ii) accept a transfer of any such Collateral for the Secured Obligations in lieu of foreclosure, (iii) compromise or adjust the Secured Obligations or any part thereof or make any other accommodation with HEP, Buyer, Pledgor or any Person, or (iv) exercise any other remedy available under this Pledge Agreement, the Crude Supply Agreement, at law or in equity against HEP, Buyer, Pledgor or any other Person or any Collateral or any other collateral for the Secured Obligations.
                    (b) Regardless of whether Buyer may have made any payments to Secured Party, until the Discharge of Obligations shall have occurred, Pledgor waives, to the fullest extent permitted by law and, subject to Section 6.4(c) below, (all of the following rights, collectively, “Pledgor’s Conditional Rights”): (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from Buyer, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise; and (ii) all rights to enforce any remedy that Secured Party may have against HEP, Buyer, Pledgor or any other Person granting collateral or security for, or guaranteeing, the Secured Obligations.
                    (c) Subject to the prior payment in full in immediately available funds of all Secured Obligations to Secured Party, other than the Surviving Obligations (which shall be subject to the Preferential Payment Provisions), Pledgor shall retain its rights to seek contribution and reimbursement from, and rights of subrogation with respect to, any obligor with respect to the Secured Obligations to the extent the Secured Obligations hereunder render Buyer insolvent. Such rights of subrogation, contribution and reimbursement shall be subordinate to the Secured Obligations, and Pledgor shall not enforce any such rights until the Discharge of Obligations shall have occurred.
                    (d) If, notwithstanding the provisions of Section 6.4(b) above, any amount shall be paid to Pledgor on account of Pledgor’s Conditional Rights and either (i) such amount is paid to Pledgor at any time when the Secured Obligations (including, without limitation, any outstanding Surviving Obligations) shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to Pledgor, any payment made by HEP or Pledgor or Buyer to Secured Party is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Secured Party or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (such payment, a “Preferential Payment”), then such amount paid to Pledgor shall be held in trust for the benefit of Secured Party and shall forthwith be paid to Secured Party to be credited and applied upon the Secured Obligations (and any outstanding Surviving Obligations), whether matured or unmatured, in such order as Secured Party shall determine.

                    (e) To the extent that any of the provisions of Section 6.4(d) above shall not be enforceable, Pledgor agrees that until such time as Discharge of Obligations shall have occurred and the period of time has expired during which any payment made by HEP, Buyer or Pledgor to Secured Party may be determined to be a Preferential Payment, Pledgor’s Conditional Rights to the extent not validly waived shall be subordinate to Secured Party’s right to full payment and performance of the Secured Obligations, and Pledgor shall not enforce Pledgor’s Conditional Rights during such period.
          7. Closing Documents. Pledgor shall deliver to Secured Party each of the following on or before the Effective Date (unless waived by Secured Party):
                    7.1 Organizational Documents; Incumbency. (i) A copy of the Operating Agreements of Pledgor, certified as of a recent date by the appropriate governmental official, each dated the Effective Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of Holly Logistic Services, L.L.C., the sole member (the “Member”) of Pledgor executing this Pledge Agreement; (iii) resolutions of the board of directors or similar governing body of Pledgor or the Member approving and authorizing the execution, delivery and performance of this Pledge Agreement by the Pledgor, certified as of the Effective Date by an officer of the Member as being in full force and effect without modification or amendment; (iv) such good standing certificates as Secured Party may request from Pledgor’s jurisdiction of organization; and (v) such other documents as Secured Party may reasonably request.
                    7.2 Opinions of Counsel to Pledgor. Originally executed copies of the favorable written opinion of Vinson & Elkins LLP, special New York counsel for Pledgor, in substantially the form attached hereto as Exhibit D, dated as of the Effective Date and otherwise in form and substance reasonably satisfactory to Secured Party.
                    7.3 Solvency Certificate. A certificate, dated as of the Effective Date, from the chief financial officer (or comparable officer) of Pledgor, dated the Effective Date, and addressed to Secured Party, in form attached hereto as Exhibit B, demonstrating that, before and after the effectiveness of this Pledge Agreement, Pledgor is and will be solvent.
          8. Miscellaneous.
               8.1. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be addressed to the intended recipient as set forth below:
If to Pledgor to:
Holly Logistics Limited LLC
1505 West 17th Street
Tulsa, OK 74107
Attention: James E. Resigner
Email: Jim.Resigner @hollycorp.com
With a copy to:
Holly Logistics Limited LLC
324 West Main St.

Suite 103
Artesia, NM 88211
Attention: Jim Townsend
Email: Jim.Townsend@hollyenergy.com
If to Secured Party to:
Plains Marketing L. P.
333 Clay Street, Suite 1600
Houston, Texas 77002
Attention: Harry N. Pefanis, President & Chief Operating Officer
Email: hnpefanis@paalp.com
With a copy to:
Plains Marketing L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002
Attention: Lawrence J. Dreyfuss,
Vice President & General Counsel — Commercial & Litigation
Email: ljdreyfuss@paalp.com
          Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the addresses set forth above using any means (including registered or certified mail, return receipt requested, postage prepaid, personal delivery, expedited courier, messenger service, ordinary mail, or electronic mail where receipt thereof is confirmed, but specifically excluding telecopy), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received or refused by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.
               8.2. Entire Agreement. This Pledge Agreement and the Crude Supply Agreement (including any attachments, exhibits or addenda hereto and thereto), constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.
               8.3. Reimbursement; Indemnification; Waiver of Consequential and Punitive Damages.
                    (a) Pledgor agrees subject to Section 2(k) above and Section 8.3(c) below, to pay promptly (and in any event within ten (10) Business Days of Secured Party’s delivery of written demand together with documentation evidencing such costs and expenses) all actual out of pocket document costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by Secured Party in enforcing any Secured Obligations of or in collecting any payments due from Pledgor hereunder by reason of such Event of Default (including in connection with the sale of, collection from, or other realization on any of the Collateral) or in connection with any “work out” or pursuant to any insolvency or bankruptcy cases or proceedings (all such reimbursement obligations of Pledgor set forth in this Section 8.3(a) (the “Reimbursement Obligations”) shall constitute Secured Obligations hereunder).

                    (b) In addition to the payment of expenses pursuant to Section 8.3, Pledgor agrees, subject to Section 2(k) above and Section 8.3(c) below, to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, Secured Party and its affiliates and each of their respective officers, partners, directors, trustees, employees, agents and advisors (each, an “Indemnitee”), from and against any and all actual out of pocket and documented liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto (whether such matter is initiated by a third party, Pledgor, the Buyer or any affiliate thereof), and any fees or expenses incurred by Indemnitees in enforcing its indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Pledge Agreement or the transactions contemplated hereby (including, without limitation, enforcement of this Pledge Agreement (including any sale of, collection from, or other realization on any of the Collateral)), (the “Indemnified Liabilities”); provided that, Pledgor shall have no obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities are found in a final, nonappealable judgment of a court of competent jurisdiction to have resulted from the willful and material breach of this Pledge Agreement by, or the gross negligence or willful misconduct of, an Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 8.3(b) may be unenforceable in whole or in part because they are violative of any law or public policy, Pledgor shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. Amounts owing under this Section 8.3(b) shall be paid promptly (and in any event within 10 Business Days) following written demand and presentment of reasonable documentation evidencing such amounts owed. All such indemnification obligations of Pledgor set forth in this Section 8.3(b) (together with the Reimbursement Obligations, the “Indemnification and Reimbursement Obligations”) shall constitute Secured Obligations hereunder.
                    (c) To the extent permitted by applicable law, Pledgor and, subject to Sections 8.3(a) and 8.3(b), Secured Party shall not assert, and Pledgor and Secured Party each hereby waives, any claim against the other party and their respective affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Pledge Agreement or any agreement or instrument contemplated hereby or referred to herein or the transactions contemplated hereby or thereby or any act or omission or event occurring in connection herewith or therewith, and Pledgor and Secured Party each hereby waives, releases and agrees not to sue on any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
               8.4. Transfer and Assignment.
                    (a) This Pledge Agreement shall extend to and be binding upon the parties, their successors and assigns; provided, neither party shall assign this Pledge Agreement without the written consent of the other party, not to be unreasonably withheld, conditioned or delayed.

                    (b) Upon the Discharge of Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor, and, within three (3) Business Days after the written request of Pledgor, Secured Party shall execute and make available to Pledgor at Secured Party’s office, a written release and termination of this Pledge Agreement.
               8.5. Release. If on the 25th day (or, if such day is not a Business Day, the next succeeding Business Day) of any calendar month (any such date a “Collateral Release Date”), the Collateral and LC Value (determined as of such Collateral Release Date) exceeds the sum of (x) (A) the net aggregate amount owed (whether or not then due and payable) by Buyer to Secured Party pursuant to the provisions of the Crude Supply Agreement on such Collateral Release Date plus (B) the projected amount of purchases by Buyer under the Crude Supply Agreement during each remaining day of such calendar month and during the succeeding calendar month (as determined by Secured Party) plus (or minus) (C) the net aggregate amount currently owed to Seller (as defined in the Crude Supply Agreement) (or Buyer) pursuant to the Netting Agreement minus (D) the Open Credit Limit (as defined in the Crude Supply Agreement) plus (y) the aggregate amount of all other amounts due by Pledgor to Secured Party hereunder (including, without limitation, in respect of any reimbursement and indemnification obligations) on such Collateral Release Date (the aggregate amount of such amounts owed, the “Outstandings” and the amount of such excess Collateral Value, the “Excess Collateral Amount”), then Pledgor may, within three (3) Business Days of such Collateral Release Date, request the release of Collateral with a Collateral Value (as determined on such Collateral Release Date) of up to such Excess Collateral Amount by submitting a written request to Secured Party setting forth in reasonable detail (x) Pledgor’s calculation of such Excess Collateral Amount, (y) the Collateral to be released and (z) the Collateral Value of such Collateral to be released. Upon receipt of such request, Secured Party shall have five (5) Business Days to either (x) approve such request and release such Collateral from the liens and security interests under this Pledge Agreement, which approval shall be limited to confirming the calculations or information set forth in such request or (y) notify Pledgor of any dispute in the calculations or information set forth in such request (in which case Secured Party and Pledgor shall negotiate in good faith to resolve any such dispute); provided that, prior to the effectiveness of such release, Pledgor shall have taken such actions as Secured Party may deem reasonably necessary to maintain a perfected first priority lien and security interest in all Collateral not subject to such release (including, without limitation, to the extent any Collateral so requested to be released is evidenced by a certificate that also evidences any Collateral not subject to such release, the delivery by Pledgor to Secured Party of duly authorized and issued replacement certificates reasonably satisfactory to Secured Party evidencing such Collateral not subject to such release, together with undated stock powers executed in blank related thereto substantially in the form attached hereto as Exhibit A or otherwise satisfactory to Secured Party). Any actual out of pocket and documented costs and expenses, including reasonably attorney’s fees, incurred by Secured Party relating to such request and release shall be reimbursed by Pledgor within ten (10) Business Days of Secured Party’s delivery of written demand together with documentation evidencing such costs and expenses.
               8.6. Release of Collateral upon Delivery of Replacement Letters of Credit. So long as no Event of Default has occurred and is continuing, Pledgor shall have the right to request, in writing to Secured Party, the release of all or a part of the Collateral in connection with the delivery of a Replacement Letter of Credit; provided that, (i) after giving effect to such release, the Collateral and LC Value (determined as of the date of such release) exceeds the Outstandings, (ii) such request is made in connection with the delivery of a proposed Replacement Letter of Credit, (iii) such request sets forth in reasonable detail (A) Pledgor’s calculation of the Collateral and LC Value and of the Outstandings, (B) the Collateral to be released and (C) the Collateral Value of such Collateral to be released. Upon receipt of such request and the proposed Replacement Letter of Credit, Secured Party shall have five (5) Business Days to either (x) approve such request and such proposed Replacement Letter of Credit as a Replacement Letter of Credit and release such Collateral from the liens and security interests under this

Pledge Agreement; provided that such approval, with respect to such request but not the proposed Replacement Letter of Credit, shall be limited to confirming the calculations or information set forth in such request or (y) notify Pledgor of any dispute in the calculations or information set forth in such request (in which case Secured Party and Pledgor shall negotiate in good faith to resolve any such dispute) or that such proposed Replacement Letter of Credit does not comply with the provisions of the definition of a Replacement Letter of Credit (in which case, no Collateral shall be released); provided, further, that, prior to the effectiveness of such release, Pledgor shall have taken such actions as Secured Party may deem reasonably necessary to maintain a perfected first priority lien and security interest in all Collateral not subject to such release (including, without limitation, to the extent any Collateral so requested to be released is evidenced by a certificate that also evidences any Collateral not subject to such release, the delivery by Pledgor to Secured Party of duly authorized and issued replacement certificates reasonably satisfactory to Secured Party evidencing such Collateral not subject to such release, together with undated stock powers executed in blank related thereto substantially in the form attached hereto as Exhibit A or otherwise satisfactory to Secured Party). Any actual out-of-pocket and documented costs and expenses, including reasonable attorneys’ fees, incurred by Secured Party relating to such request and release shall be reimbursed by Pledgor within ten (10) Business Days of Secured Party’s delivery of written demand together with documentation evidencing such costs and expenses.
               8.7. No Waiver. Failure of Secured Party or Pledgor to require performance of any provision of this Pledge Agreement shall not affect either party’s right to full performance thereof at any time thereafter, and the waiver by any such parties of a breach of any provision hereof shall not constitute a waiver of a similar breach in the future or of any other breach or nullify the effectiveness of such provision. Nothing contained in this Pledge Agreement shall limit or impair any right of Secured Party to require cash payments or letters of credit pursuant to the Crude Supply Agreement (or any other agreement enabling Secured Party to demand or require other collateral).
               8.8. Amendments. No amendments, additions to, alterations, modifications or waivers of all or any part of this Pledge Agreement shall be of any effect, unless in writing and signed by Pledgor and Secured Party.
               8.9. Severability. If any clause or provision of this Pledge Agreement is illegal, invalid, or unenforceable under present or future laws effective during the term of this Pledge Agreement, then and in that event, it is the intention of the parties hereto that the remainder of this Pledge Agreement shall not be affected thereby.
               8.10. Relationship of Parties. Nothing in this Pledge Agreement is intended nor shall be construed to constitute Pledgor and Secured Party as partners or joint ventures with respect to the subject matter of this Pledge Agreement, this being an agreement for the granting of the security interest herein.
               8.11. Remedies Not Exclusive. Except as expressly limited herein, the specific remedies provided in this Pledge Agreement are not intended to be exclusive, and the exercise of any such specific remedy shall not be deemed to be an election of an exclusive remedy. Except as expressly limited herein, the specific remedies provided in this Pledge Agreement are cumulative of all other remedies available to the parties at law or in equity.
               8.12. Governing Law; Venue. This Pledge Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each of the parties hereto irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the

Courts of the State of New York located in Kings County, New York and of the United States District Court of the Eastern District of New York and any appellate court from any thereof for any actions, suits or proceedings arising out of or relating to this Pledge Agreement and the transactions contemplated hereby and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum. Nothing in this Pledge Agreement shall be deemed or operate to preclude the parties from bringing suit or taking other legal action in any other jurisdiction to realize on property or to enforce a judgment or other court order as permitted by applicable law.
               8.13. No Third Party Beneficiaries. Nothing in this Pledge Agreement shall confer any rights or remedies upon any Person other than Secured Party, Buyer and Pledgor and their respective successors and permitted assigns.
               8.14. Specific Performance. Each of Pledgor and Secured Party acknowledge and agree that either party may be damaged irreparably in the event any of the provisions of this Pledge Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of Pledgor and Secured Party hereto agree that each party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Pledge Agreement and to enforce specifically this Pledge Agreement and the terms and provisions hereof in any action instituted in any state or federal court located within Kings County, New York, in addition to any other remedy to which they may be entitled, at law or in equity.
               8.15. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.
               8.16. Counterparts. This Pledge Agreement may be executed in multiple counterparts by the different signatories hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Pledge Agreement by facsimile transmission or electronic image scan transmission (e.g., .PDF) shall be effective as delivery of a manually executed counterpart hereof.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOLLOWS

          IN WITNESS WHEREOF, Pledgor and Secured Party have executed this Pledge Agreement as of the date first above written.

PLEDGOR:

HOLLY LOGISTICS LIMITED LLC,
a Delaware limited liability company

By: Holly Logistic Services, L.L.C., its sole member

By:	/s/ Bruce R. Shaw

Name: Bruce R. Shaw

Title: Senior Vice President and Chief Financial Officer

SECURED PARTY:

PLAINS MARKETING, L.P.
By: Plains Marketing GP Inc.,
Its General Partner

By:	/s/ Charles Kingswell-Smith

Name:	Charles Kingswell-Smith

Title:	Vice President and Treasurer

(Pledge and Security Agreement — Signature Page)

Acknowledgement
          The undersigned hereby acknowledges and agrees that, pursuant to this Pledge Agreement, Secured Party has been granted and continues to hold a security interest in and to the Collateral as collateral security for the Secured Obligations. The undersigned, as an issuer of a portion of the Collateral, hereby agrees to comply with any “instructions” (as defined in the Code) originated by Secured Party without further consent of Pledgor, including, without limitation, instructions with respect to the transfer (and the recording of such transfer on the books and records of HEP), redemption or other disposition of the Collateral or the proceeds thereof, including any distributions with respect thereto; provided that nothing herein shall obligate the undersigned to cause any such Collateral to be registered under Securities Laws. By executing and delivering this Acknowledgement, each of the undersigned hereto intends to establish Secured Party’s control over the Collateral for purposes of the provisions of the Code.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P., its sole general partner

By:	Holly Logistic Services, L.L.C., its sole general partner

By:	/s/ Bruce R. Shaw
Name:	Bruce R. Shaw
Title:	Senior Vice President and Chief Financial Officer
(Acknowledgement to Pledge Agreement — Signature Page)